Exhibit 3.1
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VISICU, INC.
     ONE . The name of this corporation is Visicu, Inc.
     TWO . The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such office is The Corporation Trust Company.
     THREE . The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOUR . This corporation is authorized to issue two classes of stock to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”). The total number of shares of Common Stock which this corporation has authority to issue is thirty million (30,000,000) with par value of one hundredth of one cent ($.0001) per share. The total number of shares of Preferred Stock which this corporation has authority to issue is thirty million (30,000,000) with par value of one hundredth of one cent ($.0001) per share. Of such Preferred Stock, three million five hundred thousand (3,500,000) shares are designated Series A Preferred Stock (the “Series A Preferred”), eleven million one hundred fifty thousand (11,150,000) shares are designated Series B Preferred Stock (the “Series B Preferred”) and fifteen million (15,000,000) shares are designated Series C Preferred Stock (the “Series C Preferred”).
     The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.
     The relative powers, preferences, special rights, qualifications, limitations and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:
     1. Dividends. The holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall he entitled to receive, on a pari passu basis, cumulative dividends at the rate of eight percent (8%) per annum from data of such holder’s investment. Such dividends shall accrue if not paid, provided that such dividends shall not be paid (even if accrued) upon conversion of the Series A Preferred, the Series B Preferred and the Series C Preferred into Common Stock unless such conversion is in connection with: (a) an initial public offering of the corporation’s Common Stock at a public offering price per share of less than $5.50, as adjusted for stock splits, reverse stock splits, dividends, recapitalizations, and the like and total proceeds to the corporation of twenty million dollars ($20,000,000) (before deducting underwriters discounts and commissions), or (b) a merger, acquisition or sale of all or substantially all of the assets of the corporation in which such holders receive consideration per share of Series A Preferred, Series B Preferred and Series C Preferred valued at less than $5.00 in the case of Series A Preferred and $5.48 in the case of Series B Preferred and Series C Preferred, as adjusted for stock splits, reverse stock splits, dividends, recapitalizations, and the like. In event of (a) or (b), the accrued dividends shall be paid in cash or in additional shares of Common Stock issued upon conversion (at the corporation’s option), with such additional shares of Common Stock valued at the fair market value of the Common Stock as of the date of conversion (as determined pursuant to Section 2(c) hereof).
     2. Liquidation Preference.
          (a) Preference. In the event of any liquidation, dissolution or winding up of the corporation (each a “Liquidation”), either voluntarily or involuntarily, the holders of Series C Preferred shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred, the Series B Preferred, the Common Stock, or any other class of capital stock an amount equal to $1.37 per share of Series C Preferred, as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like, plus a further amount equal to any dividends accrued but unpaid on such shares (the “Series C Liquidation Preference”). Following payment of the Series C Liquidation Preference, the holders of the Series A Preferred and the Series B Preferred shall be entitled to receive, on a pari passu basis but prior to and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other class of capital stock, an amount equal to, in the case of each share of the Series A Preferred then so held, $1.00, or in the case of each share of the Series B Preferred then so held, $1.37, in each case as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and the like, plus a further amount equal to any dividends accrued but unpaid on such shares.
          All of the preferential amounts to be paid to the holders of the Series C Preferred under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Series A Preferred, the Series B Preferred or the Common Stock or any other class of capital stock in connection with such liquidation, dissolution or winding up, and, thereafter, all of the preferential amounts to be paid to the holders of the Series A Preferred and the Series B Preferred under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation, to the holders of the Common Stock or any other class of capital stock in connection with such liquidation, dissolution or winding up.
          If, upon such Liquidation of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of the Series C Preferred, such assets as are available shall be distributed ratably among the holders of the Series C Preferred in the proportion that the full preferential amount each such holder is otherwise entitled to receive bears to the full preferential amount all such holders are entitled to receive. If, upon such Liquidation of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Series A Preferred and Series B Preferred, such assets as are available shall be distributed ratably among the holders of Series A Preferred and Series B Preferred in the proportion that the full preferential amount each such holder is otherwise entitled to receive bears to the full preferential amount all such holders are entitled to receive.
          Upon the completion of the distribution in full of the aggregate liquidation preferences as contemplated by this Section 2, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred, Series B Preferred, Series C Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred, all Series B Preferred and all Series C Preferred); provided, however, that (i) holders of Series A Preferred shall be limited to receipt, aggregating distributions pursuant to this Section 2, of $3.00 per share of Series A Preferred Stock, (ii) holders of Series B Preferred shall be limited to receipt, aggregating distributions pursuant to this Section 2, of $4.11 per share of Series B Preferred and (iii) holders of Series C Preferred shall be limited to receipt, aggregating distributions pursuant to this Section 2, of $4.11 per share of Series C Preferred, in each case as adjusted for stock splits, reserve stock splits, stock dividends, recapitalizations and the like.
          (b) Consolidation or Merger. A merger, consolidation or sale of all or substantially all of the assets of the corporation which will result in the corporation’s stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity, shall be deemed to be a Liquidation within the meaning of this Section 2; provided, however, that any payment made may be made in cash or in securities or other property received from the acquiring entity or in a combination thereof, on the closing of such transaction.
          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2 or for any purpose, then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets (other than securities of the corporation) to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser’s valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:
               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closings;
               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and
               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.
     3. Voting Rights.
          (a) Preferred Stock. Except as otherwise provided herein or required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could he converted pursuant lo Section 4 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise provided herein or required by law, the Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upward to one).
     (b) Common Stock. Except as otherwise provided herein, each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.
     (c) Election of Directors. Notwithstanding the foregoing provisions of this Section 3,
               (i) So long as at least 500,000 shares of Series A Preferred are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations), the holders of Series A Preferred, voting as a separate class, shall be entitled to elect one (1) director of the corporation.
               (ii) So long as at least 500,000 shares of Series B Preferred are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations), the holders of Series B Preferred, voting as a separate class, shall be entitled to elect two (2) directors of the corporation (the “Series B Directors”).
               (iii) The holders of Common Stock, voting as a single class, shall be entitled to elect one (1) director of the corporation.
               (iv) The holders of Preferred Stock and holders of Common Stock, voting together as a single class, shall be entitled to elect the remaining directors.
               (v) At any meeting held for the purpose of electing or nominating directors: (A) the presence in person or by proxy of the holders of a majority of the Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the election or nomination of directors to be elected or nominated solely by the holders of Series A Preferred; (B) the presence in person or by proxy of the holders of a majority of the Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the election or nomination of directors to be elected or nominated solely by the holders of Series B Preferred; and (C) the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election or nomination of directors to be elected or nominated solely by the holders of Common Stock and (D) the presence in person or by proxy of the holders of a majority of the Common Stock and Preferred Stock then outstanding shall constitute a quorum of the Common Stock and Preferred Stock for the election or nomination of directors to be elected or nominated by the holders of Common Stock and Preferred Stock voting together as a single class.
     So long as at least 500,000 shares of Series A Preferred are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations), a vacancy in any directorship elected by the holders of Series A Preferred shall be filled only by vote of a majority of the holders of Series A Preferred. So long as at least 500,000 shares of Series B Preferred are outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations), a vacancy in any directorship elected by the holders of Series B Preferred shall be filled only by vote of a majority of the holders of Series B Preferred. A vacancy in any directorship elected by the holders of Common Stock shall be filled only by vote of a majority of the holders of Common Stock. A vacancy in any directorship elected by the holders of Preferred Stock and Common Stock (voting together) shall be filled only by a majority of the holders of Preferred Stock and Common Stock, voting together as a single class.
          (d) Election by Ballot. The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
     4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the “Conversion Value” per share of such series of Preferred Stock by the “Conversion Price” per share in effect for such series of Preferred Stock at the time of conversion. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the “Conversion Rate” for such series. The initial Conversion Price per share of Series A Preferred shall be $1.00. The initial Conversion Price per share of Series B Preferred shall be $1.37. The initial Conversion Price per share of Series C Preferred shall be $1.37. The Conversion Value per share of Series A Preferred shall be $1.00. The Conversion Value per share of Series B Preferred shall be $1.37. The Conversion Value per share of Series C Preferred shall be $1.37. The Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.
          (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate (i) immediately upon the closing firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation’s Common Stock (as that term is defined under the Securities Act of 1933, as then in effect), at a per share public offering price of at least $5.50, as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations, and the like, with aggregate gross proceeds to the corporation at the public offering price of not less than $20,000,000, or (ii) upon the approval (by vote or written consent) of the holders of not less than seventy five percent (75%) of the then outstanding shares of the Preferred Stock. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
          (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
          (d) Adjustments to Conversion Price of the Preferred Stock for Dilutive Issues.
               (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:
                    (A) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.
                    (B) “Original Issue Date” shall mean, (i) with respect to the Series A Preferred, the date on which the first share of Series A Preferred was issued, (ii) with respect to the Series B Preferred, the date on which the first share of Series B Preferred was issued and (iii) with respect to the Series C Preferred, the date on which the first share of Series C Preferred was issued.
                    (C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.
                    (D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(ii) hereof, deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock (or related options or warrants) issued or issuable:
                         (1) upon conversion of shares of Preferred Stock:
                         (2) pursuant to the acquisition of another corporation by the corporation by merger, purchase of substantially all of the assets, or other reorganization approved by the Board of Directors, including the Series B Directors;

                         (3) to employees, officers, directors, consultants, or other persons performing services for the corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement but not to exceed 4,000,000 shares or such additional shares issued to such persons as approved by the Board of Directors, including the Series B Directors;
                         (4) to financial institutions regularly engaged in the business of lending money or providing equipment lease financing in connection with the extension of credit to the corporation for the purpose of financing equipment, inventory, or accounts receivable or in connection with the lease of equipment and in both cases for other than equity financing purposes, or
                         (5) to customers or suppliers of the corporation in connection with strategic transactions involving the corporation and such customers or suppliers as approved by the Board of Directors including the Series B Directors.
                         (6) in connection with any stock split, reverse stock split, stock dividend, or recapitalization by the corporation.
               (ii) Deemed Issuance of Additional Shares of Common Stock. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued with respect to a series of Preferred Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the cast may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:
                    (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof; the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record dale with respect thereto), any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
                    (C) upon the expiration of any such Options or any right of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:
                         (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and
                         (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;
                    (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;
                    (E) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and
                    (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this Section 4(d)(ii) as of the actual date of their issuance.
               (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this corporation shall issue Additional Shares of

Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(ii)) after the Original Issue Date without consideration or for consideration per share less than the Conversion Price for any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be; (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at that Conversion Price; and the denominator of which shall be: (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of such Additional Shares of Common Stock so issued, provided, however, that for the purposes of this Section 4(d)(iii), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately thereafter any Additional Shares of Common Stock shall be deemed to be outstanding.
               (iv) Special Anti-Dilution Adjustment. Notwithstanding Section 4(d)(iii) above, upon the first occurrence, after the date on which this Third Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, that Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(ii) above (but not including issuances of shares of the Series C Preferred, issued pursuant to that certain Series C Preferred Stock Purchase Agreement, dated January 14, 2002, by and among the Company and the Investors set forth therein, subsequent to the filing of this Third Amended and Restated Certificate of Incorporation) (the “Next Financing Transaction”), for consideration per share less than the Conversion Price for the Series C Preferred (adjusted for any splits, recapitalizations or similar transactions) in effect on the date of and immediately prior to such issue, then and only in such event, the Conversion Price for the Series C Preferred shall be reduced, concurrently with such issue, to the price at which the corporation issued the Additional Shares of Common Stock pursuant to the Next Financing Transaction. Thereafter, the Conversion Price for the Series C Preferred shall be subject to future adjustments, as set forth herein, including but not limited to, Sections 4(d)(iii) and 4(c) hereof.
               (v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (A) Cash and Property. Such consideration shall:
                         (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;
                         (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board irrespective of’ any accounting treatment; and

                         (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.
                    (B) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(ii) hereof, relating to Options and Convertible Securities, shall be determined by dividing:
                    (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
                    (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
          (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change if effective, the Conversion Price for each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.
               (ii) In case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up, reverse stock split, or combination of shares), the shares of each series of Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the corporation to which such holder would have been entitled if immediately prior to such reorganization or reclassification such holder had converted its shares of such series of Preferred Stock into Common Stock. The provisions of this Section 4(e)(ii) shall similarly apply to successive reorganizations or reclassifications.
          (f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value for such Common Stock as determined in accordance with Section 2(c) hereof.
          (g) Adjustment Threshold and Recording. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this Section 4 shall be made to the nearest one hundredth of a cent ($0.0001) or to the nearest one hundredth (1/100) of a share, as the case may be.
          (h) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets excluding cash dividends or options or rights not referred to in Section 4(e) hereof, then in each such case for the purpose of this Section 4(h), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.
          (i) No Impairment. The corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, recapitalization, tender offer, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation from amending its Certificate of Incorporation in accordance with (A) the General Corporation Law of the State of Delaware and (B) the applicable consent and voting provisions stated herein.
          (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect for each series of Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would he received upon the conversion of the Preferred Stock held by such holder.
          (k) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
          (l) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, subject to such stockholder approval as may be required.
          (m) Status of Converted Stock. In the event any shares of Preferred shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation’s authorized capital stock.
          (n) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the corporation.
     5. Protective Provisions.
          (a) So long as 500,000 shares of Series A Preferred are outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent (50%) of the outstanding shares of Series A Preferred:
               (i) Authorized Number of Series A Preferred. Increase or decrease the aggregate number of authorized shares of Series A Preferred; or
               (ii) No Adverse Change of Series A Preferred. Materially and adversely alter or change the rights, preferences or privileges of the outstanding shares of Series A Preferred.
          (b) So long as 500,000 shares of Series B Preferred are outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent (50%) of the outstanding shares of Series B Preferred:
               (i) Authorized Number of Series B Preferred. Increase or decrease the aggregate number of authorized shares of Series B Preferred or any other series of Preferred Stock;

               (ii) No Adverse Change of Series B Preferred. Effect any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the corporation, including the filing of any certificate of designation, that affects adversely the voting powers, preferences or other special rights, privileges, qualifications, limitations or restrictions of the Series B Preferred; or
               (iii) Repurchases. Effect any repurchase of any shares of Preferred Stock, other than pursuant to the redemption provisions of Section 6 hereof, or effect any repurchase of Common Stock, other than pursuant to repurchase or other buy back rights set forth in employee plans of the corporation approved by the Board of Directors, including the Series B Directors.
          (c) So long as 500,000 shares of Series C Preferred are outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent (50%) of the outstanding shares of Series C Preferred:
               (i) Authorized Number of Series C Preferred. Increase or decrease the aggregate number of authorized shares of Series C Preferred or any other series of Preferred Stock;
               (ii) No Adverse Change of Series C Preferred. Effect any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the corporation, including the filing of any certificate of designation, that affects adversely the voting powers, preferences or other special rights, privileges, qualifications, limitations or restrictions of the Series C Preferred; or
               (iii) Repurchases. Effect any repurchase of any shares of Preferred Stock, other than pursuant to the redemption provisions of Section 6 hereof, or effect any repurchase of Common Stock, other than pursuant to repurchase or other buy back rights set forth in employee plans of the corporation approved by the Board of Directors.
          (d) So long as 500,000 shares of Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval of (1) the holders of more than fifty percent (50%) of the outstanding shares of Preferred Stock and (2) the approval of a majority of the Series B Directors;
               (i) Create Any New Class or Series of Shares. Create any new class or Series of shares having a dividend, liquidation preference or redemption right senior to or pari passu with that of the outstanding Series A Preferred, Series B Preferred or Series C Preferred;
               (ii) Liquidation or Merger. Merge, consolidate or sell of all or substantially all of the assets of the corporation in a transaction which results in the corporation’s stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity, or conduct any dissolution, liquidation or winding up of the corporation;

               (iii) Increase the Number of Authorized Common Stock. Increase or decrease the aggregate number of authorized shares of Common Stock;
               (iv) Increase of Board of Directors. Increase the fixed number of members of the Board of Directors above seven (7); or
               (v) Dividends/Redemption of Common Stock. Pay a dividend on the Common Stock.
     6. Redemption Rights.
          (a) Mandatory Redemption.
               (i) Series C Preferred. Promptly upon receipt of a notice of redemption by the holders of a majority of the Series B Preferred as provided in Section 6(a)(ii) below, the corporation shall give notice to the holders of the Series C Preferred of receipt of such notice of redemption. Thereupon, the corporation, upon the written request of the holders of a majority of the Series C Preferred then outstanding, which notice shall be delivered to the corporation no later than sixty (60) days prior to the first Redemption Date (as defined below) (i.e., April 3, 2005), shall be obligated to redeem the Series C Preferred, prior to and in preference of the Series A Preferred and the Series B Preferred, in four equal installments commencing upon June 2, 2005, the first Redemption Date, and continuing until all outstanding shares of the Series C Preferred are converted or redeemed, by paying in cash a sum equal to $1.37 per share of the Series C Preferred plus all accrued and unpaid dividends thereon, as adjusted for stock dividends, combinations, splits, recapitalizations, and the like (the “Series C Redemption Price”) from any source of funds legally available therefor, upon the terms and conditions stated herein.
               (ii) Series B Preferred. Subject to the prior redemption rights of the Series C Preferred as provided in Section 6(a)(i) above, the corporation, upon the written request of the holders of a majority of the Series B Preferred then outstanding, which notice shall be delivered to the corporation no later than March 4, 2005 (i.e., ninety (90) days prior to the fifth anniversary of the Original Issue Date of the Series B Preferred (as defined in Section 4(d)(i) hereof)), shall be obligated to redeem the Series B Preferred in four equal installments beginning on June 2, 2005 (i.e., the fifth anniversary of the Original Issue Date of the Series B Preferred), and continuing on the next three consecutive anniversary dates of such date (each a “Redemption Date”) until all outstanding shares of Series B Preferred are converted or redeemed, by paying in cash therefor a sum equal to $1.37 per share of Series B Preferred plus all accrued and unpaid dividends thereon, as adjusted for stock dividends, combinations, splits, recapitalizations, and the like (the “Series B Redemption Price”) from any source of funds legally available therefor, upon the terms and conditions stated herein.
               (iii) Series A Preferred. Promptly upon receipt of a notice of redemption by the holders of a majority of the Series B Preferred as provided in Section 6(a)(ii) hereof, the corporation shall give notice to the holders of the Series A Preferred of receipt of such notice of redemption. Thereupon, the corporation, upon the written request of the holders of a majority of the Series A Preferred then outstanding, which notice shall be delivered to the corporation no later than sixty (60) days prior to the first Redemption Date (i.e., April 3, 2005), shall be obligated to redeem the Series A Preferred, subject to the prior redemption rights of the Series C Preferred as provided in Section 6(a)(i) above and on a pari passu basis with the Series B Preferred, in four equal installments commencing on the first Redemption Date and continuing until all outstanding shares of Series A Preferred are converted or redeemed, by paying in cash a sum equal to $1.00 per share of Series A Preferred plus all received and unpaid dividends thereon, as adjusted for stock dividends, combinations, splits, recapitalizations, and the like (the “Series A Redemption Price”) from any source of funds legally available therefor, upon the terms and conditions stated herein.
               (iv) Mechanics of Redemption. In the event that the corporation is unable to redeem the full number of shares it would otherwise redeem in one year, shares of Series C Preferred requested to be redeemed under this Section 6 shall be redeemed prior to any shares of Series A Preferred or Series B Preferred requested to be redeemed under this Section 6 and any excess shares shall be redeemed in the next succeeding year or years. Notwithstanding the foregoing, any holder or holders of the then outstanding Series A Preferred, Series B Preferred or Series C Preferred may elect to defer the redemption of the Series A Preferred, Series B Preferred or Series C Preferred otherwise to be redeemed as of such Redemption Date held by such holder or holders until the next scheduled Redemption Date, provided that such holder gives notice to the corporation in writing at least fifteen (15) days prior to the scheduled date of redemption. In the event of the redemption of only part of the outstanding shares of the Series A Preferred, Series B Preferred or Series C Preferred, the corporation shall effect such redemption first of the Series C Preferred and upon redemption of all Series C Preferred requested to be redeemed, then of the Series A Preferred and Series B Preferred ratably according to the number of shares of such series held by each holder thereof, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.
          (b) Notice of Redemption. At least thirty (30) days prior to the first Redemption Date notice shall be given by certified or registered mail, postage prepaid, to the holders of record of the Series A Preferred, Series B Preferred and Series C Preferred to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the corporation for the purpose of notice, or if no such address appears or is so given, at the last known address of such holder. Such notice shall state the Redemption Date, the Series A Preferred Redemption Price, the Series B Preferred Redemption Price or the Series C Preferred Redemption Price, as applicable, the then current Conversion Rate (as herein defined) for each series and the date of termination of the right to convert (which date shall not be earlier than thirty (30) days after the above written notice by mail has been given) and shall call upon such holder to surrender to the corporation on said date at the place designated in the notice of such holder’s certificate or certificates representing the shares to be redeemed. On or after the Redemption Date stated in such notice, the holder of each share of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for the Preferred Stock surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Redemption Price for the Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.
          (c) Trust Fund. If, on or prior to any Redemption Date, the corporation deposits, with any bank or trust company in the United States having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem, on the Redemption Date thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Redemption Date or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price for the Preferred Stock which they hold, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Redemption Date of such shares (which date will not be earlier than thirty (30) days after the written notice of redemption has been mailed to holders of record of the Preferred Stock called for redemption). Any monies so deposited on account of the Redemption Price of Preferred Stock converted subsequent to the making of, such deposit shall be repaid to the corporation forthwith upon the conversion of such Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the corporation. If the holders of Preferred Stock so called for redemption shall not, at the end of two (2) years from the Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the corporation for payment of the Redemption Price for the Preferred Stock which they hold.
     FIVE . The corporation is to have perpetual existence.
     SIX . In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.
     SEVEN . Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.
     EIGHT . (a) The corporation shall indemnify each of the corporation’s directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section

145”), the corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Director of the corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.
          (b) No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article EIGHT, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the corporation or its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
          (c) Neither any amendment nor repeal of this Article EIGHT, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHT, shall eliminate or reduce the effect of this Article EIGHT in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHT, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     NINE . Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.
     TEN . Subject to the General Corporation Law of the State of Delaware and Section 5 above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF VISICU, INC.
     Visicu, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: The Board of Directors of the Corporation, at a meeting held on January 23, 2003, duly adopted resolutions proposing and declaring advisable other amendments to the Third Amended and Restated Certificate of Incorporation, of the Corporation (the “Certificate of Incorporation”) as set forth below.
     SECOND: Clause (3) of Subsection 4 (d)(i) (D) of Article Four is hereby amended in its entirety to read as follows:
“(3) to employees, officers, directors, consultants or other persons performing services for the corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement but not to exceed 4,500,000 shares of such additional shares issued to such persons as approved by the Board of Directors, including the Series B Directors;”
     THIRD: The amendments to the Certificate of Incorporation, as amended, of the Corporation, as set forth above were duly approved by a majority of the outstanding stock of the Corporation entitled to vote thereon, and by a majority of the outstanding stock of the Corporation of each class entitled to vote thereon separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware General corporation Law, and written notice of the approval and adoption of said amendments without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.
     FOURTH: The amendments to the Certificate of Incorporation, as amended, of the Corporation set forth above were duly adopted and approved in accordance with the requirements of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, Visicu, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of the 6th day May 2003.

VISICU, INC.

By:	/s/ Frank T. Sample

Name:	Frank T. Sample
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISICU, INC.
     Visicu, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: The Board of Directors of the Corporation, at a meeting held on January 23, 2003, duly adopted resolutions proposing and declaring advisable the amendments to the Third Amended and Restated Certificate of Incorporation, of the Corporation (the “Certificate of Incorporation”) as set forth below.
     SECOND: Clause (3) of Subsection 4(d)(i)(D) of Article Four is hereby amended in its entirety to read as follows:
“(3) to employees, officers, directors, consultants or other persons performing services for the corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement but not to exceed 5,500,000 shares of such additional shares issued to such persons as approved by the Board of Directors), including the Series B Directors;”
     THIRD: The amendments to the Certificate of Incorporation, as amended, of the Corporation, as set forth above were duly approved by a majority of the outstanding stock of the Corporation entitled to vote thereon, and by a majority of the outstanding stock of the Corporation of each class entitled to vote thereon separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice of the approval and adoption of said amendments without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.
     FOURTH: The amendments to the Certificate of Incorporation, as amended, of the Corporation set forth above were duly adopted and approved in accordance with the requirements of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, Visicu, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of March 22, 2004.

VISICU, INC.

By:	/s/ Frank T. Sample

Frank T. Sample
Chairman and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISICU, INC.
     Visicu, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: The Board of Directors of the Corporation, at a meeting held on January 23, 2003, duly adopted resolutions proposing and declaring advisable the amendments to the Third Amended and Restated Certificate of Incorporation, of the Corporation (the “Certificate of Incorporation”) as set forth below.
     SECOND: Clause (3) of Subsection 4(d)(i)(D) of Article Four is hereby amended in its entirety to read as follows:
“(3) to employees, officers, directors, consultants or other persons performing services for the corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to the VISICU, Inc. 2005 Stock Incentive Plan, as amended from time to time, or such additional shares issued to such persons as approved by the Board of Directors, including the Series B Directors;”
     THIRD: The amendments to the Certificate of Incorporation, as amended, of the Corporation, as set forth above were duly approved by a majority of the outstanding stock of the Corporation entitled to vote thereon, and by a majority of the outstanding stock of the Corporation of each class entitled to vote thereon separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice of the approval and adoption of said amendments without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.
     FOURTH: The amendments to the Certificate of Incorporation, as amended, of the Corporation set forth above were duly adopted and approved in accordance with the requirements of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, Visicu, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of July 11, 2004.

VISICU, INC.

By:	/s/ Frank T. Sample

Frank T. Sample
Chairman and Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISICU, INC.
     Visicu, Inc., (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify that:
1.	The name of the Corporation is Visicu, Inc.

2.	A Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on July 13, 2005 (the “Certificate of Amendment”) and requires correction as permitted by Section 103 of the DGCL

3.	The inaccuracies or defects of the Certificate of Amendment are;
(a) The action taken by the Board of Directors approving the Certificate of Amendment was a Unanimous Written Consent, not a meeting. Therefore, the statement in ARTICLE FIRST of the Certificate of Amendment that such action was taken at a meeting is incorrect.
(b) The date of the meeting of the Board of Directors stated in ARTICLE FIRST of the Certificate of Amendment is incorrectly identified as January 23, 2003. The date of the execution of the Unanimous Written Consent was, in fact, May 27, 2005.
(c) The signature date stated in the final paragraph of the Certificate of Amendment is incorrectly identified as July 11, 2004.
4.	The Certificate of Amendment is corrected as follows:
(a) ARTICLE FIRST of the Certificate of Amendment is hereby deleted and replaced with the following:
FIRST: The Board of Directors of the Corporation, by Unanimous Written Consent executed on May 27, 2005, proposed, declared advisable and approved the amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) as set forth below.

(b) The final paragraph of the Certificate of Amendment is hereby deleted and replaced with the following:
IN WITNESS WHEREOF, Visicu, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of July 11, 2005.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed as of the 17th day of August, 2005 by its Chairman and Chief Executive Officer, hereby declaring and certifying that this is his act and deed and the facts herein stated are true.

VISICU, INC.
By:	/s/ Frank T. Sample
Frank T. Sample Chairman and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISICU, INC.

     Visicu, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     FIRST: The Board of Directors of the Corporation, by Unanimous Written Consent dated February 27, 2006, duly adopted resolutions proposing and declaring advisable the amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), as set forth below.

     SECOND: The second sentence of Article Four is hereby amended as follows:

“The total number of shares of Common Stock which this Corporation has authority to issue is forty million (40,000,000) with par value of one hundredth of one cent ($.0001) per share.”

     THIRD: The amendment to the Certificate of Incorporation as set forth above were duly approved by a majority of the holders of the outstanding stock of the Corporation entitled to vote thereon, and by a majority of the holders of the outstanding stock of the Corporation of each class entitled to vote thereon separately as a class, in each case acting by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice of the approval and adoption of said amendments without a meeting has been given to those stockholders who did not consent in writing as provided in Section 228(d) of the Delaware General Corporation Law.

     FOURTH: The amendment to the Certificate of Incorporation set forth above were duly adopted and approved in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Visicu, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, as of March 10, 2006.

VISICU, INC

By:	/s/ Frank T. Sample Frank T. Sample Chairman and Chief Executive Officer